                                                 Wachovia Asset Securitization, Inc.
                                              Asset-Backed Notes, Series 2002-HE2
                                                       Statement to Securityholder                                                          Distribution Date: 01/25/05

                                                Original        Beginning                                           Unpaid                              Ending
                                Certificate    Certificate      Certificate                                         Principal       Total             Certificate
      Class            Cusip       Rate         Balance          Balance                Interest      Principal     Amount     Distribution            Balance

         A           92975PAA0  2.847500%    1,200,000,000.00  786,416,207.30         1,803,896.79  24,933,337.03     0.00     26,737,233.82        761,482,870.27

Factors per Thousand                                            655.34683942           1.50324733     20.77778086                22.28102818          634.56905856

  Certificate           n/a     0.000000%          0.00        15,609,431.33          1,101,327.57       0.00         0.00      1,101,327.57         15,606,662.13

     Totals                                 1,200,000,000.00  786,416,207.30        2,905,224.36    24,933,337.03    0.00      27,838,561.39      761,482,870.27

                                                                            - Page 1 -
Purchase at www.SoftInterface.COM
                                                                                                     Bond Interest Information

                                                          Type of                       Accrual                              Moody's            S&P              Fitch
     Class                   Cusip                     Certificate                       Period                LIBOR      Original Rating* Original Rating* Original Rating*

         A               92975PAA0                  Senior/Variable                      29/360               2.41750%          Aaa             AAA               n/a

* Original Ratings of the Offered Certificates per the Prospectus Supplement dated September 25, 2002

                                                                                                           - Page 2 -
Purchase@SoftInterface.com
                                 Bond Interest Information

           Current          Current                   Current      Outstanding           Cumulative
Class    Interest Due   Interest Shortfall       Shortfall Paid  Shortfall to be Paid  Interest Shortfall

 A       1,803,896.79         0.00                     0.00             0.00                 0.00

                                            - Page 3 -
Purchase to remove nag lines
                     Collection Activity

Interest
Interest Collected                          3,340,980.47
(Additional Balance Interest)                   0.00
(Relief Act Shortfalls)                         0.00

Total Interest Collected                    3,340,980.47

Principal
Principal Collected                        39,296,092.81
Net Liquidation Proceeds                        0.00
Substitute Adjustment Amount                    0.00
Other Principal Collected                       0.00
(Additional Balance Increase)                   0.00
(Draw Amounts)                             (14,362,755.78)

Total Principal Collected                  24,933,337.03

Additional Funds
Interest Earnings from the Reserve Fund         0.00
Draws from the Policy                           0.00
Yield Maintenance Payment                       0.00

Total Additional Funds Collected                0.00

Total Available Collections                28,274,317.50

                             - Page 4 -
Purchase at www.SoftInterface.COM
                   Collateral Information

Periodic Information
Beginning Collateral Balance               802,025,638.63
Ending Collateral Balance                  777,089,532.40
Current Liquidation Loss Amounts              2,769.20
Cumulative Liquidation Loss Amounts          969,281.39
Gross WAC                                      4.900%
Net WAC                                        4.710%
WAM                                             206
AGE                                              28
Gross CPR                                     45.275%
Net CPR                                       31.544%
Draw Rate                                     19.495%

Original Information
Collateral Balance                        1,200,000,081.88
Number of Loans                                24,231
Gross WAC                                      4.799%
WAM                                             234

Overcollateralization Information
Overcollateralization Target Amount        15,180,426.95
Beginning Overcollateralization Amount     15,609,431.33
Ending Overcollateralization Amount        15,606,662.13
Overcollateralization Increase                  0.00
Overcollateralization Decrease                2,769.20

                             - Page 5 -
Purchase@SoftInterface.com
              Additional Account Activity

                    Funding Account

Beginning Balance                        0.00

Interest Earnings                        0.00

Deposits                                 0.00

Withdrawals                              0.00

Ending Balance                           0.00

Purchase to remove nag lines
                      Delinquency Information

Delinquent:                  #                   $          %

              30-59 Days     26            2,432,556.26   0.313%
              60-89 Days     16            1,336,342.08   0.172%
             90-119 Days     2              65,523.84     0.008%
             120-149 Days    2             220,406.00     0.028%
             150-179 Days    1              12,991.73     0.002%
              180+ Days      5             180,426.95     0.023%

                Total        52           4,248,246.86    0.547%

Foreclosure:                 #                   $          %

                             11            689,612.18     0.089%

REO:                         #                   $          %

                             0                 0.00       0.000%

                              - Page 7 -
Purchase at www.SoftInterface.COM
                                               Miscellaneous Reporting Items

                        Fees                                                         Additional Information

Servicing Fee                      334,177.35           3 Largest Mortgage Loan Balances                         0.00
Enhancer Premium                   101,578.76           Additional Balances created during the first
Indenture Trustee Expenses           0.00                Rapid Amortization Period                               0.00
                                                        Additional Balance Increase Amount payable
Total Fees                         435,756.11            to Certificateholders                                   0.00
                                                        Additional Balance Increase Amount payable
                                                         from Principal Collections                              0.00
                                                        Cumulative Liquidation Loss Amount %                   0.081%
                                                        Cumulative Subsequent Mortgage Loans                     0.00
                Amortization Period                     Deficiency Amount                                        0.00
                                                        Draws from Policy not yet Reimbursed                     0.00
Revolving (Yes / No)                   No               Percentage Interest Class A                            100.0%
Managed Amortization (Yes / No)       Yes               Stepdown Cumulative Loss Test Met? (Yes / No)             Yes
Rapid Amortization (Yes / No)          No               Stepdown Date Active (Yes / No)                            No
                                                        Stepdown Delinquency Test Met? (Yes / No)                 Yes

                                                         - Page 8 -
Purchase@SoftInterface.com